                                                                    Exhibit 99.1

[ATARI LOGO]                                                       FOR IMMEDIATE
Atari, Inc.                                                              RELEASE
417 Fifth Avenue
New York, NY 10016
www.atari.com

                                                  Contact:   Ryan Barr
                                                             Atari, Inc
                                                             212-726-6996
                                                             Ryan.Barr@atari.com

                    ATARI REPORTS FISCAL 2005 FOURTH QUARTER
                              AND YEAR-END RESULTS

NEW YORK - JUNE 14, 2005 - Atari, Inc. (Nasdaq: ATAR), a leader in interactive entertainment, today announced financial results for the fiscal 2005 fourth quarter and year-ended March 31, 2005.

"We have accomplished many of our goals as we have completed the relocation of our publishing operations, transformed our senior management team and secured a new credit facility. Atari remains focused on growing our market share and increasing profitability to industry levels, thereby creating greater shareholder value," stated Bruno Bonnell, Chairman, interim CEO and Chief Creative Officer of Atari. "Atari stands for innovation and we seek to provide our consumers, both hardcore gamers and the mass-audience, the best in content. We are well positioned to exploit the industry's technological advancements through Sony, Microsoft and Nintendo's next generation of consoles and the rapid growth of the handheld, mobile, online and interactive television markets."

Net revenue for the year-ended March 31, 2005, was $395.2 million, excluding approximately $12.6 million of revenue from the discontinued operations of Humongous, versus $447.5 million, excluding approximately $21.5 million of revenue from the discontinued operations of Humongous, in the comparable year-earlier period. As the Company previously stated, it has assessed its assets and resources and has determined that certain operations do not sufficiently complement its strategic vision or creative direction. The Company plans to divest of those non-core assets. One such divestiture will be its Humongous Entertainment studio assets and operations, which the Company anticipates will occur prior to the end of fiscal 2006. Including revenue from discontinued operations, net revenue for fiscal 2005 was $407.8 million compared to $469.0 million in fiscal 2004. Publishing net revenue excluding discontinued operations was $341.0 million versus $384.5 million in the prior year, while distribution revenue was $54.2 million versus $63.0 million in the comparable year-earlier period.

Income attributable to common shareholders for fiscal 2005 was $5.7 million, or $0.05 per share, compared to a loss of $38.6 million, or $0.40 per share, in fiscal 2004. The Company previously announced on February 9, 2005, that it will begin to take steps to streamline its U.S. operations, including the closing of its studios in Santa Monica, California and Beverly, Massachusetts. In doing so, the Company recorded restructuring charges of $4.9 million. Excluding restructuring charges, net income for fiscal 2005 would have been $10.6 million, or $0.09 per share compared to $0.8 million, or $0.01 per share, prior to the $39.4 million, or $0.41 per share, one-time non-cash dividend relating to the Company's September 2003 recapitalization and public offering.

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Net revenue for the fourth quarter ended March 31, 2005, was $62.7 million compared to $64.8 million in the comparable year-earlier period. Including revenue from discontinued operations of Humongous for the fourth quarters ended March 31, 2005 and 2004 of approximately $1.7 million and $1.6 million, respectively, net revenue for the fourth quarter ended March 31, 2005, would have been $64.4 million compared to $66.4 million in the comparable year-earlier period.

Publishing net revenue, excluding discontinued operations, was $51.0 million compared to $49.4 million in the prior March quarter, while distribution revenue was $11.7 million compared to $15.4 million in the comparable year-earlier quarter. Revenue for the period was driven by the highly anticipated release of Dragon Ball Z: Sagas (PS2, Xbox and GameCube) and Act of War: Direct Action
(PC), and supported by the continued sales of Dragon Ball Z: Budokai 3 (PS2) and the Atari Flashback Classic Game Console, among others.

Loss attributable to common shareholders for the quarter was $9.1 million, or $0.07 per share, compared to a loss of $17.3 million, or $0.14 per share, in the year-earlier period. Excluding $4.9 million of restructuring charges, net loss for the quarter was $4.2 million dollars, or $0.03 per share.

Mr. Bonnell continued, "Fiscal 2006 will be a year of focus at Atari. We will be releasing fewer SKUs in fiscal 2006 than in fiscal 2005. By improving our business processes in order to release higher quality products on time and on budget and creating comprehensive global market initiatives to support them, we will be taking better advantage of our assets. We will continue to work with leading development studios and capitalize on our third-party distribution business."

Atari's product lineup for fiscal 2006 is expected to include the following new releases:

      -     Dragon Ball GT: Transformation (GBA), Dragon Ball Z Budokai:
            Tenkaichi (PS2), Dragonshard (PC), Duel Masters: Shadow Code (GBA), Dungeons & Dragons Online (PC), Indigo Prophecy (PS2, Xbox and PC), Marc Ecko's Getting Up: Contents Under Pressure (PS2, Xbox and PC), RollerCoaster Tycoon 3: Soaked (PC), The Matrix: Path of Neo (PS2, Xbox and PC), Timeshift (PC, Xbox), Tycoon City: New York (PC) among others.

ATARI WILL HOST A TELECONFERENCE WITH A SIMULTANEOUS WEBCAST AT 4:45 P.M. EASTERN TIME TODAY TO DISCUSS THE COMPANY'S YEAR-END RESULTS. TO ACCESS THE TELECONFERENCE, PLEASE DIAL 1-888-396-2298 (DOMESTIC) OR 1-617-847-8708 (INTERNATIONAL), ACCESS CODE 77217479, OR LISTEN TO IT LIVE VIA THE INTERNET BY ACCESSING THE COMPANY'S WEB SITE (WWW.ATARI.COM). FOR THOSE UNABLE TO LISTEN TO THE LIVE BROADCAST, A REPLAY WILL BE AVAILABLE ON THE COMPANY'S WEB SITE OR BY DIALING 1-888-286-8010 (DOMESTIC) OR 1-617-801-6888 (INTERNATIONAL), PLAYBACK ACCESS CODE 33235182, BEGINNING APPROXIMATELY ONE HOUR AFTER THE CONCLUSION OF THE CALL AND AVAILABLE THROUGH JUNE 19, 2005.

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                                      -3-

ABOUT ATARI
New York-based Atari, Inc. (Nasdaq: ATAR) develops interactive games for all platforms and is one of the largest third-party publishers of interactive entertainment software in the U.S. The Company's 1,000+ titles include hard-core, genre-defining games such as DRIV3R(TM), Enter the Matrix(TM), Neverwinter Nights(TM), Stuntman(TM), Test Drive(R), Unreal(R) Tournament 2004, and Unreal(R) Championship; and mass-market and children's games such as Backyard Sports(TM), Nickelodeon's Blue's Clues(TM) and Dora the Explorer(TM), Dragon Ball Z(R) and RollerCoaster Tycoon(R). Atari, Inc. is a majority-owned subsidiary of France-based Infogrames Entertainment SA (Euronext - ISIN:
FR-0000052573), the largest interactive games publisher in Europe. For more information, visit www.atari.com.

SAFE HARBOR STATEMENT
With the exception of the historical information contained in this release, the matters described herein contain certain "forward-looking statements" that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management's current expectations and assumptions and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements. Actual results may vary materially from those expressed or implied by the statements herein. Some of the factors which could cause our results to differ materially include the following: the loss of key customers, such as Wal-Mart, Best Buy and Target; delays in product development and related product release schedules; fluctuations in the Company's quarterly net revenues and results of operations based on the seasonality of our industry; adapting to the rapidly changing industry technology, including new console technology; maintaining relationships with leading independent video game software developers; maintaining or acquiring licenses to intellectual property; the termination or modification of our agreements with hardware manufacturers; and other factors described in our SEC filings, including our Annual Report on Form 10-K for the year ended March 31, 2005 and our quarterly reports on Form 10-Q.

The Company undertakes no duty to update any forward-looking statements to conform the statement to actual results or changes in the Company's expectations.

                               (Tables to Follow)

                                      # # #
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                                      -4-


                          ATARI, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             FOR THE THREE MONTHS                    FOR THE TWELVE MONTHS
                                                                ENDED MARCH 31,                         ENDED MARCH 31,
                                                          -----------------------------           -----------------------------
                                                            2004                2005                2004                2005
                                                          ---------           ---------           ---------           ---------
                                                         (UNAUDITED)         (UNAUDITED)
Net revenues                                              $  64,801           $  62,693           $ 447,451           $ 395,165
Cost of goods sold                                           45,135              27,401             240,238             205,503
                                                          ---------           ---------           ---------           ---------
     Gross profit                                            19,666              35,292             207,213             189,662
Selling and distribution expenses                            13,771              10,319              80,442              60,763
General and administrative expenses                           7,654               8,577              33,031              36,887
Restructuring expenses                                           --               4,932                  --               4,932
Research and development                                     13,778              17,177              79,495              65,944
Gain on sale of development project to a related party           --                  --              (3,744)                 --
Depreciation and amortization                                 2,310               2,408               8,804              10,602
                                                          ---------           ---------           ---------           ---------
     Operating (loss) income                                (17,847)             (8,121)              9,185              10,534
Interest (expense) income, net                                 (443)                148              (7,658)               (459)
Other income (expense)                                            9                  20              (2,068)                 42
                                                          ---------           ---------           ---------           ---------
    (Loss) income from continuing operations before
      provision for income taxes                            (18,281)             (7,953)               (541)             10,117
(Benefit from) provision for income taxes                    (2,982)               (574)             (2,919)                184
                                                          ---------           ---------           ---------           ---------

(LOSS) INCOME FROM CONTINUING OPERATIONS                    (15,299)             (7,379)              2,378               9,933

(Loss) from discontinued operations of Humongous
  Entertainment, Inc.                                        (2,014)             (1,700)             (1,612)             (4,241)
                                                          ---------           ---------           ---------           ---------
NET (LOSS) INCOME                                         $ (17,313)          $  (9,079)          $     766           $   5,692

Dividend to parent                                               --                  --             (39,351)                 --
                                                          ---------           ---------           ---------           ---------

(LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS         $ (17,313)          $  (9,079)          $ (38,585)          $   5,692
                                                          =========           =========           =========           =========


Basic and diluted (loss) income attributable to common
  stockholders per share:
    (Loss) income from continuing operations              $   (0.12)          $   (0.06)          $    0.02           $    0.08
    (Loss) from discontinued operations of Humongous
      Entertainment, Inc                                      (0.02)              (0.01)              (0.01)              (0.03)
    Dividend to parent                                           --                  --               (0.41)                 --
                                                          ---------           ---------           ---------           ---------
         (Loss) income attributable to common
           stockholders                                   $   (0.14)          $   (0.07)          $   (0.40)          $    0.05
                                                          =========           =========           =========           =========

Basic weighted average shares outstanding                   121,214             121,295              96,990             121,276
                                                          =========           =========           =========           =========

Diluted weighted average shares outstanding                 121,214             121,295              96,990             121,587
                                                          =========           =========           =========           =========

                          ATARI, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                   MARCH 31,           MARCH 31,
                                                                                     2004                2005
                                                                                   ---------           ---------
ASSETS
Current assets:
   Cash                                                                            $   9,607           $  10,433
   Receivables, net                                                                   37,707              42,179
   Inventories, net                                                                   25,643              25,209
   Income taxes receivable                                                             2,320               1,533
   Due from related parties                                                            4,175                 248
   Prepaid expenses and other current assets                                          12,449              20,996
   Related party notes receivable                                                      8,571                  --
   Assets of discontinued operations                                                   2,677               3,555
                                                                                   ---------           ---------
     Total current assets                                                            103,149             104,153
Property and equipment, net                                                           12,581               8,289
Goodwill, net of accumulated amortization of $26,116 in both periods                  70,224              70,224
Other intangible assets, net of accumulated amortization of $1,294 and
  $1,969, at March 31, 2004 and March 31, 2005, respectively                           1,406                 731
Other assets                                                                           6,596               6,642
                                                                                   ---------           ---------
     Total assets                                                                  $ 193,956           $ 190,039
                                                                                   =========           =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                                $  37,780           $  27,756
   Accrued liabilities                                                                15,665              16,537
   Restructuring reserve                                                                  --               1,885
   Royalties payable                                                                  14,195              13,641
   Income taxes payable                                                                  450                 500
   Short-term deferred income                                                          2,107                  77
   Due to related parties                                                              6,704               5,421
   Liabilities of discontinued operations                                              1,020               2,685
                                                                                   ---------           ---------
     Total current liabilities                                                        77,921              68,502
Deferred income                                                                          555                 478
Other long-term liabilities                                                              417                 392
                                                                                   ---------           ---------
     Total liabilities                                                                78,893              69,372
                                                                                   ---------           ---------

Commitments and contingencies                                                             --                 100

Stockholders' equity:
   Preferred stock, $0.01 par value, 5,000 shares authorized, none issued
      or outstanding                                                                      --                  --
   Common stock, $0.01 par value, 300,000 shares authorized, 121,231 and
     121,296 shares issued and outstanding at March 31, 2004 and March
     31, 2005, respectively                                                            1,212               1,213
   Additional paid-in capital                                                        735,964             736,790
   Accumulated deficit                                                              (625,436)           (619,744)
   Accumulated other comprehensive income                                              3,323               2,408
                                                                                   ---------           ---------
     Total stockholders' equity                                                      115,063             120,667
                                                                                   ---------           ---------
     Total liabilities and stockholders' equity                                    $ 193,956           $ 190,039
                                                                                   =========           =========

                               SUPPLEMENTAL TABLE

                                                Three Months Ended
                                                     March 31,
                                       --------------------------------------
                                            2004                  2005
                                       ----------------     -----------------
PUBLISHING REVENUE MIX
    PC                                       43%                   28%
    PlayStation 2                            28%                   34%
    PlayStation                               1%                    0%
    Xbox                                     15%                   15%
    GameBoy                                   8%                    2%
    GameCube                                  5%                   11%
    Nintendo DS                               -                     5%
    Plug-and-Play                             -                     5%

                               SUPPLEMENTAL TABLE

                                                    Year Ended
                                                     March 31,
                                       --------------------------------------
                                            2004                 2005
                                       ----------------    ------------------
PUBLISHING REVENUE MIX

    PC                                       30%                  25%
    PlayStation 2                            35%                  40%
    PlayStation                               3%                   1%
    Xbox                                     14%                  12%
    GameBoy                                  11%                  11%
    GameCube                                  7%                   5%
    Nintendo DS                               -                    1%
    Plug-and-Play                             -                    5%